UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026 (June 9, 2026)

Commission File No. 000-30053

BILI Social International, Inc.

(Exact name of registrant as specified in its charter)

Florida	22-3084979
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

625 Broad Street

2nd Floor, Suite 240

Newark, New Jersey 07102

(Address of principal executive offices, zip code)

1-888-458-2454

(Registrant’s telephone number, including area code)

Allied Energy, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On June 9, 2026, the Board of Directors (the “Board”) of BILI Social International, Inc. fka Allied Energy, Inc. (the “Company”), acting by unanimous written consent, approved to increase the number of directorships of the Company from three to six, and appointed Robert Fotheringham, Zhenlong (Joe) Jiao and Henoc Muamba, as non-employee members of the Board to fill such vacancies. Messrs. Fotheringham, Jiao and Muamba are deemed to qualify as independent under the director independence standards set forth in the rules and regulations of the SEC and applicable Nasdaq listing standards.

Each of Messrs. Fotheringham, Jiao and Muamba will serve in the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee. The Chair of the Audit Committee will be Mr. Fotheringham, the Chair of the Compensation Committee will be Mr. Fotheringham, and the Chair of the Nominating and Corporate Governance Committee will be Mr. Jiao.

There are no arrangements or understandings between Messrs. Fotheringham, Jiao and Muamba and any other person pursuant to which Messrs. Fotheringham, Jiao and Muamba were selected as a director of the Company, and there are no family relationships between Messrs. Fotheringham, Jiao and Muamba and any of the Company’s Directors or executive officers. There are no transactions to which the Company is a party and in which Messrs. Fotheringham, Jiao and Muamba have a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Below is a description of Messrs. Fotheringham, Jiao and Muamba professional work experience.

Robert Fotheringham, 67, is a senior capital markets executive and board director with more than 30 years of experience in institutional investment management, exchange operations, proprietary trading, and private equity, with a strong focus on governance, risk oversight, and regulated financial markets. Mr. Fotheringham is the Co-Founding Partner of Fotheringham&Fang Group Inc., a firm that is focused on enterprise start-up creation, consulting services, and private investment.

Prior to founding Fotheringham & Fang Group, from 2005 to 2013 Mr. Fotheringham served with TMX Group Limited, Canada’s national exchange group and operator of the Toronto Stock Exchange, TSX Venture Exchange, Montréal Exchange (MX), and related clearing and market infrastructure entities. He last served as Senior Vice President, Trading and was designated as an Officer of the Group. He served on the Board of Directors of the Canadian Depository for Securities (CDS), a TMX Group company. Earlier at TMX Group, he served as Vice President, Structured and Derivative Products, where he led the development and execution of the organization’s derivatives market strategy. TMX Group Limited trades on the Toronto Stock Exchange under the symbol X.

Before joining TMX Group in 2005, Mr. Fotheringham spent nearly a decade at the Ontario Municipal Employees Retirement System (OMERS), one of Canada’s largest pension funds, where he last served as Vice President, Derivative and Quantitative Investments.

Mr. Fotheringham received his professional accounting designation in Ontario, Canada in 1993. Mr. Fotheringham is a Chartered Professional Accountant (CPA, CGA).

Zhenlong (Joe) Jiao, 63, has substantial experience in corporate governance and board management and currently serves as a director of several enterprises. In 2021, he became a director of 8th Power Technology Inc., a company based in Canada engaged in investment-related activities, including Bitcoin mining, trading, and financing. He also has served since 2019, as a director of GUO Jun Capital Management Limited, a Hong Kong–based investment fund, which has invested in Prime Time Group, a leading watch industry chain supplier in China.

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In 2014, Mr. Jiao founded Topping Dragon Investment, a Hong Kong–based investment company engaged in equity investment activities, with a focus on the biotechnology sector in China. In 2012, Mr. Jiao co-founded Hainan Julan Hehui Fund, which conducts equity investments in high-tech industries.

Earlier in his career, Mr. Jiao served as General Manager of the Henan Branch of China Artex Import & Export Corporation, where he was responsible for the operation and management of a large import and export enterprise with over 500 employees.

Mr. Jiao received a bachelor degree in Economics from Henan University located in Kaifeng City, China in 1987.

Henoc Muamba, 37, is a Congolese-Canadian leader, broadcaster, and community builder. Mr. Muamba played professional football in both the CFL and NFL, and was one of the most decorated players in CFL history- as a multiple-time All-Star, team captain and leader. His career culminated in winning the Grey Cup championship and becoming only the second player in the league’s 100-yearplus history to be named both Most Valuable Player and Most Valuable Canadian in the same game.

Since retiring from an illustrious 11 year pro football career, Mr. Muamba has built a dynamic second career in media. He is establishing himself as one of Canada’s most versatile and compelling television personalities. Mr. Muamba appeared in the reality show the Traitors Canada Season 2 in 2024;Since 2024 he has been a co-host on the Social – a CTV daytime talk show. Mr. Muamba has also been a CFL analyst for TSN since his retirement from pro football in 2023. Earlier of 2026, he has joined the team at 100 Huntley Street as a host. Aprogram that has been on air for nearly 50 years.

Mr. Muamba was community champion throughout his playing days and beyond, he continues his philanthropic work through the Muamba Foundation, supporting equity-deserving youth through mentorship, skill development, and career development, through partnerships with Big Brothers Big Sisters, Dreams Take Flight, World Vision, and other global organizations.

From 2007-2010 Mr. Muamba attended the university of St. Francis Xavier University in Antigonish, Nova Scotia, where he studied Information Systems and played university football.

Compensatory Agreement for New Directors

In connection with the appointment of Messrs. Fotheringham, Jiao and Muamba as non-employee directors of the Board, the Board has approved a non-employee director compensation package and standard form director’s agreement. Messrs. Fotheringham, Jiao and Muamba will each be entitled to receive a pro-rated $8,000 annual retainer, payable quarterly, for service as a non-employee director for the Company’s fiscal year ending December 31, 2026. The Company’s Non-Employee Director Compensation Program includes the payment of a retainer of: (i) $2,000 per quarter for the Chair of the Audit Committee; (ii) $1,000 per quarter for the Chair of the Compensation Committee; and (iii) $1,000 per quarter for the Chair of the Nominating and Governance Committee. In addition, consistent with the Non-Employee Director Compensation Program, each of Messrs. Fotheringham, Jiao and Muamba shall receive an annual stock grant of $100,000 of restricted stock, which will vest quarterly and be paid at the end of each calendar quarter, based upon the market price of shares of the Company’s common stock on the date of issuance, subject to continued service as a director on the Board. The stock award shall be replaced in the future with an option grant upon the adoption of an equity incentive plan.

The Company has entered into a standard form of director agreement with Messrs. Fotheringham, Jiao and Muamba, in substantially the form that is filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

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Item 7.01 Regulation FD Disclosure.

On June 11, 2026, the Company issued a press release disclosing the election of new directors and new governance charters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.4, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Adoption of Committee Charters

On June 9, 2026, the Board adopted charters for a Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee of the Board. The foregoing are attached as Exhibits 99.1-99.3 to this Current Report on Form 8-K.

Following the adoption of the committee charters, the Board made the following committee appointments:

Director Name	Audit Committee	Compensation Committee	Nomination, Corporate Governance Committee
Chiching Hung
Adrian Capobianco (1)
Taisia Levintsa
Robert Fotheringham	C	C	M
Zhenlong (Joe) Jiao	M	M	C
Henoc Muamba	M	M	M

C - Chairperson of the Committee.

M - Member of the Committee.

(1)  Chairman of the Board.

Adoption of Insider Trading Policy and Code of Ethics

On June 9, 2026, the Board adopted a Code of Ethics, which establishes standards of ethical conduct applicable to the Company’s directors, officers, employees, and, where applicable, agents and representatives and an insider trading policy The foregoing are attached as Exhibits 14.1 and 19.1 respectively to this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1*	Form of Director’s Agreement
14.1 *	Code of Ethics
19.1*	Insider Trading Policy
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating and Corporate Governance Committee Charter
99.4*	Press Release dated June 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILI Social International, Inc.

Dated: June 11, 2026	/s/ Adrian Capobianco
By: Adrian Capobianco
Chief Executive Officer

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